UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  July 11, 2011

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement

On July 11, 2011, HemaCare Corporation (the “Company”) and its wholly-owned subsidiary, Coral Blood Services, Inc. (collectively, the “Sellers”), completed the sale of the Sellers’ red blood cell collection operation assets (the “Assets”) in California and Maine to The American National Red Cross (the “Buyer”) pursuant to the terms of an Asset Purchase Agreement entered into by the parties on July 11, 2011 (the “Asset Purchase Agreement”).  The Assets included automobiles and equipment, finished goods and work-in-process inventory of blood products, a trademark and books and records relating to blood drive sponsors and blood donors.

In consideration for the Assets, the Buyer agreed to pay to the Sellers an aggregate of $3,051,000.  Of the purchase price, $2,475,000 was paid on the closing date, $51,000 will be paid on or around July 15, 2011, and $250,000 will be paid in three equal monthly installments on the 30th, 60th and 90th days following the closing date.  The remaining balance of $275,000 was paid into a one year escrow to satisfy the Sellers’ potential indemnification liabilities to the Buyer.

As a result of the Asset sale, the Sellers will effect a reduction in force of approximately 100 employees in California and Maine, which will result in a third quarter charge of approximately $900,000 in employment related expenses.

The press releases announcing the sale transaction is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the actual agreement attached hereto as Exhibit 2.1

Blood Purchase Agreement

In connection with the sale of the Assets, on July 11, 2011 the Company entered into a blood purchase agreement with Buyer (the “Blood Purchase Agreement”), pursuant to which the Company will sell to the Buyer on an exclusive basis, a minimum of 7,000 and a maximum of 12,000 units of ISBT labeled single donor platelets per year during the term of the Agreement.  The platelets will be sold to the Buyer at a fixed price per unit during the first two years of the agreement, and at a price equal to a percentage of the Buyer’s National Average Selling Price of platelets over the immediately preceding calendar year.  The Blood Purchase Agreement has an initial term expiring on June 30, 2016, and will be extended automatically for additional renewal periods unless either party elects to terminate the agreement upon expiration of the then-current term.

The foregoing summary of the Blood Purchase Agreement is qualified in its entirety by reference to the actual agreement attached hereto as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Asset sale, on or around July 11, 2011, the Sellers notified the customers of their red blood cell business of the Sellers’ election to terminate their existing agreements with these customers, with such terminations to take effect upon expiration of the applicable advance notice periods in such agreements.  As part of these terminations, the Company has notified USC University Hospital of its election to terminate the parties’ Blood Donor Center Management Community Mobile Blood Collections Services Agreement, USC Blood Donor Center, USC University Hospital, dated May 8, 2004, as amended to date.  The termination will be effective on September 10, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets

Reference is made to the disposition of the Assets that was consummated pursuant to the Asset Purchase Agreement described under Item 1.01 of this report, which description is incorporated by reference into this Item 2.01.

Item 9.01.              Financial Statements and Exhibits

(b)           Pro Form Financial Information

The pro forma unaudited financial information giving effect to the disposition of assets described in Item 2.01 above is filed as Exhibit 99.2 to this report.  The pro forma unaudited financial statements are presented for illustrative purposes only. They are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained future periods.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

2.1*	Asset Purchase Agreement, dated July 11, 2011, among HemaCare Corporation, Coral Blood Services, Inc. and The American National Red Cross.

10.1†	Blood Purchase Agreement, effective as of July 11, 2011, between The American National Red Cross and HemaCare Corporation.

99.1	Press release of HemaCare Corporation, dated July 11, 2011.

99.2	Proforma financial information.
___________________

*	The Asset Purchase Agreement contains a list briefly identifying the contents of all omitted exhibits and schedules. HemaCare Corporation agrees to furnish to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

†	Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2011	HEMACARE CORPORATION

	By:	/s/ Lisa Bacerra
Lisa Bacerra,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                  Description

2.1*	Asset Purchase Agreement, dated July 11, 2011, among HemaCare Corporation, Coral Blood Services, Inc. and The American National Red Cross.

10.1†	Blood Purchase Agreement, effective as of July 11, 2011, between The American National Red Cross and HemaCare Corporation.

99.1	Press release of HemaCare Corporation, dated July 11, 2011.

99.2	Pro forma financial information.
___________________

*
The Asset Purchase Agreement contains a list briefly identifying the contents of all omitted exhibits and schedules. HemaCare Corporation agrees to furnish to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

†
Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

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